Exhibit 99.1

H.I.G. ACQUISITION CORP.

BALANCE SHEET

	October 23, 2020	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)

Assets
Current assets:
Cash	$54,087	$38,945,000	(a)	$54,087
		778,900	(b)
		(778,900	)(c)
		(38,945,000	)(f)
Prepaid expenses	1,261,945	—		1,261,945

Total current assets	1,316,032	—		1,316,032
Cash held in Trust Account	325,000,000	38,945,000	(f)	363,945,000

Total assets	$326,316,032	$38,945,000		$365,261,032

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$104,570	$—		$104,570

Total current liabilities	104,570	—		104,570
Deferred underwriting commissions	11,375,000	1,363,075	(d)	12,738,075

Total liabilities	11,479,570	1,363,075		12,842,645

Commitments and Contingencies
Class A ordinary shares; 30,983,646 and 34,741,838 shares subject to possible redemption at $10.00 per share, actual and as adjusted, respectively	309,836,460	37,581,920	(e)	347,418,380

Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 1,516,354 and 1,652,662 shares issued and outstanding (excluding 30,983,646 and 34,741,838 shares subject to possible redemption). actual and as adjusted, respectively	152	389	(a)	165
		(376	)(e)
Class B ordinary shares, $0.0001 par value; 40,000,000 shares authorized; 9,343,750 shares issued and outstanding (1)	934	—		934
Additional paid-in capital	5,085,169	38,944,611	(a)	5,085,161
		778,900	(b)
		(778,900	)(c)
		(1,363,075	)(d)
		(37,581,544	)(e)
Accumulated deficit	(86,253)	—		(86,253)

Total shareholders’ equity	5,000,002	5		5,000,007

Total Liabilities and Shareholders’ Equity	$326,316,032	$38,945,000		$365,261,032

(1)

This number includes up to 1,218,750 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On December 1, 2020, the underwriters partially exercised the over-allotment option to purchase an additional of 3,894,500 Units; thus, only 245,125 shares of Class B ordinary shares remain subject to forfeiture.

The accompanying notes are an integral part of these financial statement.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of H.I.G. Acquisition Corp. (the “Company”) as of October 23, 2020, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on December 1, 2020 as described below.

The Company consummated its initial public offering (the “IPO”) of 32,500,000 units (the “Units”) on October 23, 2020. Each Unit consisted of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $325.0 million. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 4,875,000 additional Units to cover over-allotments, if any. On November 25, 2020, the Underwriters partially exercised the over-allotment option and on December 1, 2020, purchased an additional 3,894,500 Units (the “Over-Allotment Units”), generating gross proceeds of approximately $38.9 million, and incurred additional offering costs of approximately $2.1 million in underwriting fees (inclusive of approximately 1.4 million in deferred underwriting fees) (the “Over-Allotment”).

Simultaneously with the closing of the IPO on October 23, 2020, the Company completed a private placement (the “Private Placement”) of an aggregate of 5,666,667 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to H.I.G. Acquisition Advisors, LLC, a Cayman Island exempted company (the “Sponsor”), generating proceeds of $8.5 million. Simultaneously with the closing of the Over-allotment on December 1, 2020, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 519,267 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of approximately $0.8 million.

Upon the closing of the Initial Public Offering, the Over-Allotment and the Private Placement, approximately $363.9 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering, the Over-Allotment and the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

In addition, the Sponsor agreed to forfeit up to 1,218,750 Class B common stock, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. The underwriters partially exercised their over-allotment option on December 1, 2020; thus, only 245,125 shares of Class B ordinary shares remain subject to forfeiture.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the private placement warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash	$38,945,000
	Class A ordinary shares		$389
	Additional paid-in capital		$38,944,611
	To record sale of 3,894,500 Over-Allotment Units at $10.00 per Unit

(b)	Cash	$778,900
	Additional paid-in capital		$778,900
	To record sale of 519,267 Private Placement Warrants at $1.50 per warrant

(c)	Additional paid-in capital	$778,900
	Cash		$778,900
	To record payment of 2% of cash underwriting fee on overallotment option
(d)	Additional paid-in capital	$1,363,075
	Deferred underwriting commissions		$1,363,075
	To record additional deferred underwriting fee on overallotment option

(e)	Class A ordinary shares	$376
	Additional paid-in capital	$37,581,544
	Class A ordinary shares subject to possible redemption		$37,581,920
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable stock

(f)	Trust account	$38,945,000
	Cash		$38,945,000
	To transfer $10.00 per Over-Allotment Units to Trust Account